Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(667,430)
Unrealized Gain (Loss) on Market Value of Futures	57,430
Dividend Income	68
Interest Income	118
ETF Transaction Fees	700
Total Income (Loss)	$(609,114)

Expenses
General Partner Management Fees	$3,323
Brokerage Commissions	568
NYMEX License Fee	83
Non-interested Directors' Fees and Expenses	56
Prepaid Insurance Expense	37
Other Expenses	7,343
Total Expenses	11,410
Expense Waiver	(6,512)
Net Expenses	$4,898
Net Income (Loss)	$(614,012)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/12	$7,939,412
Additions (50,000 Units)	1,813,787
Withdrawals (50,000 Units)	(1,906,616)
Net Income (Loss)	(614,012)

Net Asset Value End of Month	$7,232,571
Net Asset Value Per Unit (200,000 Units)	$36.16

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612